Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-1 (File Number 333- 276585) and Form S-8 (File Number 333-269058) of Siebert Financial Corp. of our report dated March 31, 2025 relating to the consolidated financial statements, appearing in the Annual Report on Form 10-K/A of Siebert Financial Corp. for the year ended December 31, 2024, as filed with the Securities and Exchange Commission on April 1, 2025.

/s/ CROWE LLP

New York, New York
March 31, 2025